Exhibit 32(b)

                          Section 1350 Certification of
                             Mark E. Maddocks

     I certify that the Quarterly Report of Dataram Corporation with which this Certification is furnished fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Dataram Corporation.


December 10, 2007                     MARK E. MADDOCKS
                                     _____________________

                                     Mark E. Maddocks
                                     Vice President, Finance and
                                     Chief Financial Officer